                                                       AUTOMATIC AND FACULTATIVE
                                              YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                                     EFFECTIVE September 30, 2002

                                                     PRUCO LIFE INSURANCE COMPANY
                                              (hereinafter referred to as "THE COMPANY")

                                                             213 Washington Street
                                                     Newark, New Jersey 07102-2992

                                                                  And

                                                  MUNICH AMERICAN REASSURANCE COMPANY
                                             (hereinafter referred to as "THE REINSURER")

                                                       56 Perimeter Center East
                                                      Atlanta, Georgia 30346-2290

ATTACHMENTS:

SCHEDULE A - REINSURANCE COVERAGE

SCHEDULE B - AUTOMATIC AND FACULTATIVE REINSURANCE PREMIUMS

SCHEDULE C - REPORTING INFORMATION - INFORMATION ON RISKS REINSURED

SCHEDULE D - MONTHLY BILLING AND ACCOUNTING SUMMARY

SCHEDULE E - FACULTATIVE REINSURANCE APPLICATION

SCHEDULE F - FACULTATIVE REINSURANCE NOTIFICATION

SCHEDULE G - CARRIER FACT SHEET

                                                   AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                                                         REINSURANCE AGREEMENT

1.       PARTIES TO THE AGREEMENT

         This Agreement is solely between THE REINSURER and THE COMPANY,  a life insurance  company  domiciled in Arizona.  There is no third party beneficiary to this Agreement.  Reinsurance  under this Agreement will not create any right or legal  relationship between THE REINSURER and any other person,  for example,  any insured,  policyowner,  agent,  beneficiary,  or assignee.  THE
         COMPANY  agrees that it will not make THE  REINSURER a party to any  litigation  between any such third party and THE COMPANY.
         THE COMPANY will not use or disclose THE REINSURER's name with regard to THE COMPANY's  agreements or transactions  with these third parties  unless THE REINSURER  gives prior written  approval for the use or disclosure of its name or unless THE COMPANY is compelled by law to do so.

         The terms of this Agreement are binding upon the parties,  their  representatives,  successors,  and assigns.  The obligations of the parties to this  Agreement  shall  terminate  upon the earlier of the  following:  (1) the date of  termination of this
         Agreement;  (2) with respect to a reinsured  policy,  the date the reinsured  policy  lapses,  terminates,  or is no longer in force;  or (3) the date of  recapture  pursuant  to Section 20  hereof.  This  Agreement  shall not be  bifurcated,  partially assigned, or partially assumed without the consent of the parties.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will incept on the date hereof, to be effective as of 12:01 A.M., September 30, 2002, and will cover policies effective on and after that date.  In addition, THE REINSURER agrees to accept reinsurance coverage for policies backdated to save age up to six months prior to the effective date of this Agreement.  The reinsurance coverage for any backdated policies will be effective as of the policy effective date.

3.       SCOPE OF THE AGREEMENT

         The text of this Agreement and all Exhibits,  Schedules and Amendments are considered to be the entire  agreement  between the parties.  There are no other  understandings or agreements  between the parties regarding the policies reinsured other than as expressed in this  Agreement.  The parties may make changes or additions to this  Agreement,  but they will not be  considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

4.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day prior written  notice.  THE REINSURER  will  continue to accept new  reinsurance  during the
         90-day period.

         Existing  reinsurance  will not be affected by the  termination of this Agreement  with respect to new  reinsurance.  Existing reinsurance  will remain in force until the  termination  or expiry of the  underlying  policies on which the  reinsurance  is based and THE REINSURER  fulfills all of its  obligations  under this  Agreement,  provided that THE COMPANY  continues to pay reinsurance  premiums as described in Section 12.  However,  existing  reinsurance  may be terminated  in accordance  with the recapture provision described in Section 20.

5.       BASIS OF REINSURANCE

         Reinsurance under this Agreement will be on the Yearly Renewable Term basis on the portion of each policy that is reinsured as described in Schedule A.

6.       AUTOMATIC REINSURANCE TERMS

         THE REINSURER agrees to automatically  accept  contractual  risks on the life insurance  policies shown in Schedule A, subject to the following requirements:

a.       CONVENTIONAL  UNDERWRITING.  Automatic  reinsurance  applies  only  to  insurance  applications  underwritten  by THE  COMPANY according  to THE  COMPANY's  conventional  underwriting  and issue  practices.  For  fully  underwritten  policies,  the underwriting  requirements  will be based on the ultimate  face  amount.  Upon  request,  THE COMPANY  shall  provide THE
              REINSURER with a copy of THE COMPANY's current underwriting and issue practices and guidelines.

              THE COMPANY will inform THE REINSURER in writing of any proposed changes to THE COMPANY's  conventional  underwriting and issue practices.  This requirement  will apply to all changes except those that THE COMPANY  considers to be trivial.  If
              THE REINSURER considers the proposed changes to be significant,  it will have fifteen business days to inform THE COMPANY of its  evaluation.  In addition,  from time to time, it may be  appropriate  for THE REINSURER to request of THE COMPANY changes in the  underwriting  practices.  For any  significant  changes,  the party  requesting the change must provide a
              120-day  advance  written notice to the other party before the effective date of such change.  Recognition of reinsurance premium rates related to these changes must be determined within the 120-day period.  If the underwriting  change or rate change is  unacceptable  to either party,  this Agreement may be  unilaterally  terminated for acceptance of new business with a 90-day written termination notice to the other party.

b.       RESIDENCE  AND TRAVEL.  Each  insured  must  either be a resident of the United  States or Canada at the time of issue or be a resident of another country that meets THE COMPANY's special underwriting  requirements  pertaining to foreign residence.
              However,  automatic  reinsurance  will not be available if the conditions  stated in either Foreign Travel  Exclusions or
              Foreign Residence Exclusions in Schedule A apply.

c.       OCCUPATION.  To be eligible  for  automatic  reinsurance,  the insured must not be employed in an  occupation  as shown in the
              Occupation Exclusion List in Schedule A.

d.       AUTOMATIC  ACCEPTANCE LIMIT - The initial and ultimate face amounts shall not exceed the Automatic  Acceptance Limits as shown in Schedule A.

e.       JUMBO LIMIT. For fully  underwritten  policies to be reinsured under automatic  reinsurance,  the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

f.       STACKING LIMIT.  For simplified and guaranteed  issue policies to be reinsured under automatic  reinsurance,  the total amount of insurance,  for simplified and guaranteed issue policies,  in force and applied for, in all companies shall not exceed the Stacking Limit as shown in Schedule A.

g.       PROJECTED NET AMOUNT AT RISK LIMITS.  The net amount at risk projected at issue cannot exceed the limits shown in Schedule
              A.

h.       LOCATION LIMIT.  The total initial face amount subject to reinsurance with the pool at a single location cannot exceed the
              Location Limit as shown in Schedule A.

i.       MINIMUM CESSION.  The minimum amount of reinsurance per cession that THE REINSURER will accept is shown in Schedule A.

j.       MINIMUM NUMBER OF LIVES.  The number of lives to be reinsured under automatic reinsurance for Simplified and Guaranteed issue policies, must be no fewer than the minimum number of lives as shown in Schedule A.

k.       MAXIMUM ISSUE AGES.  The issue age for Simplified and Guaranteed issue policies, must be no greater than the maximum issue ages as shown in Schedule A.

l.       FOREIGN  RESIDENTS.  For simplified or guaranteed  issue  policies,  face amounts for  Non-US/Canadian  work addresses  cannot exceed the maximum limit for each case as shown in Schedule A.

m.       FACULTATIVE QUOTES.  The risk shall not have been submitted on a facultative basis to THE REINSURER or any other reinsurer.

7.           PORTIONS REINSURED AND RETAINED UNDER AUTOMATIC REINSURANCE

a.       AUTOMATIC  PORTION  REINSURED.  For any policy  reinsured  under  automatic  reinsurance,  the portion  reinsured  is shown in
              Schedule A.

b.       AUTOMATIC PORTION RETAINED.  THE COMPANY will retain,  and not otherwise  reinsure,  an amount of insurance on each life equal to its retention shown in Schedule A.

8.       AUTOMATIC REINSURANCE NOTICE PROCEDURE

         After the policy has been paid for and  delivered,  THE COMPANY will submit to THE  REINSURER all relevant  individual  policy information, as defined in Schedule C.

9.       FACULTATIVE REINSURANCE

         THE COMPANY may apply for  facultative  reinsurance  with THE REINSURER on a risk if the automatic  reinsurance  terms are not met or if the terms are met and THE COMPANY prefers to apply for facultative reinsurance.

a.       Lead Reinsurer

              For Simplified  Issue and  Guaranteed  Issue cases where the terms for automatic  reinsurance  are not met, but where the case falls within the lead reinsurer  limits  described below, THE COMPANY may submit these cases to the Security Life of
              Denver  Insurance  Company ("SLD").  SLD will be the lead reinsurer for the pool with respect to  underwriting.  SLD will promptly  examine the case and notify THE COMPANY of the terms and conditions of a facultative  offer by the pool or that an offer will not be made by the pool. For cases that fall outside the lead reinsurer  limits  described  below, SLD also has the option of making a facultative offer that represents SLD, but not the pool.

              Lead reinsurer limits are the same as the automatic reinsurance limits in except for the following respects:

                  Simplified Issue:

>>       Maximum Initial Face Amount per Life:
                      $50,000 times the total number of lives up to $5,000,000

                     Guaranteed Issue:

>>       Minimum Number of Lives:  20
>>       Maximum Initial Face Amount per Life:
                      $50,000 times the total number of lives up to $5,000,000

              All other lead reinsurer limits are the same as the automatic reinsurance requirements described in Section 6.

b.       Facultative Quote

              For fully  underwritten  business and for Simplified  Issue and Guaranteed  Issue cases where a facultative  offer is not made by the pool,  THE  COMPANY  may  request  a  facultative  offer  from THE  REINSURER.  THE  COMPANY  may apply for a facultative reinsurance quote by submitting the following:

a.       A form substantially similar to the "Application for Reinsurance" form shown in Schedule E.

b.       Copies of the original insurance  application,  medical examiner's reports,  financial  information,  and all other papers and information obtained by THE COMPANY  regarding the insurability of the risk.

         After receipt of THE COMPANY's  application,  THE REINSURER  will promptly  examine the material and notify THE COMPANY either of the  terms and  conditions  of THE  REINSURER's  offer  for  facultative  reinsurance  or that no offer  will be made.  THE
         REINSURER's  offer expires 120 days after the offer is made unless the written offer  specifically  states  otherwise.  If THE
         COMPANY  accepts THE  REINSURER's  offer,  then THE COMPANY will make a dated notation of its  acceptance in its  underwriting file and mail as soon as possible a formal  reinsurance  cession to THE REINSURER  using a form  substantially  similar to the
         Notification  of  Reinsurance  form shown in  Schedule  F. If THE  COMPANY  does not accept THE  REINSURER's  offer,  then THE
         COMPANY will notify THE REINSURER in writing as soon as possible.

10.      COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement of THE REINSURER's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a.       AUTOMATIC  REINSURANCE.  THE REINSURER's  reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with THE COMPANY's contractual liability for the policy reinsured.

              In  addition,  THE  REINSURER  will be liable for  benefits  paid under THE  COMPANY's  conditional  receipt or temporary insurance  agreement if all of the  conditions for automatic  reinsurance  coverage under Section 6 of this Agreement are met. THE REINSURER's  liability under THE COMPANY's  conditional  receipt or temporary  insurance agreement is limited to the lesser of (1) THE REINSURER's reinsured portion of the face amount of the policy and (2) $266,700.

b.       FACULTATIVE  REINSURANCE.  THE  REINSURER's  reinsurance  coverage  for any  policy  that is ceded  facultatively  under  this
              Agreement shall begin when (1) THE COMPANY accepts THE REINSURER's  offer by making a dated notation of its acceptance in its  underwriting  file and (2) the policy has been  issued.  After  making a dated  notation  of its  acceptance  in its underwriting file, THE COMPANY will mail a "Notification of Reinsurance" form to THE REINSURER.

              In addition,  conditional receipt for any facultative  policies ceded under this Agreement shall only apply if the policy is pre-paid,  THE REINSURER has made a binding offer and THE COMPANY has accepted the offer.  THE  REINSURER's  liability under THE  COMPANY's  conditional  receipt  or  temporary  insurance  agreement  will be  limited to the lesser of 1) THE
              REINSURER's  reinsured  portion of the face amount of the policy and 2) the portion of $1,000,000  that is derived as the amount of  capacity  reserved  by THE  COMPANY  from THE  REINSURER  divided by the sum of the total  amount of  capacity reserved by THE COMPANY from all reinsurers and the amount to be retained by THE COMPANY.

c.       PRE-ISSUE  COVERAGE.  The pre-issue coverage for benefits paid under THE COMPANY's  conditional receipt or temporary insurance agreement  will be effective  once all initial  medical  exams and tests have been  completed.  The  pre-issue  liability applies  only  once on any  given  life at one time no  matter  how many  conditional  receipts  or  temporary  insurance agreements  are in effect.  After a policy has been issued,  no  reinsurance  benefits are payable  under this  pre-issue coverage provision.

11.      REINSURANCE PREMIUM RATES

         a.   LIFE REINSURANCE.  The reinsurance premiums per $1000 are shown in Schedule B.

              Reinsurance  premiums for renewals  will be calculated  using (1) the issue age of the insured under the policy,  (2) the duration since issuance of the policy and (3) the current underwriting classification.

b.       RATES NOT GUARANTEED.  Although THE REINSURER  anticipates that the premium rates in Schedule B will apply  indefinitely,  THE
              REINSURER  reserves  the right to change the rates at any time.  THE  REINSURER  guarantees  only that the premium  rates applicable to business  received under this  Agreement  will not exceed the YRT net premiums at the applicable  statutory minimum  valuation select and ultimate  mortality table and statutory  maximum interest rate for the reinsured  business.
              If THE  REINSURER  changes the rates,  it will give THE COMPANY a 90-day prior written  notice of the change.  Any change applies only to reinsurance premiums due after the expiration of the notice period.

              If THE REINSURER  changes  rates when THE COMPANY has not changed its charges to the customer,  THE COMPANY may recapture the  reinsurance  under Section 20 of this Agreement.  If THE COMPANY changes its charges to the customer,  THE REINSURER has the right to change its rates,  but any change by THE REINSURER must be  proportionate  to THE COMPANY's  change.  If
              THE  REINSURER's  change is not  proportionate  to THE COMPANY's  change,  then THE COMPANY may recapture the reinsurance under Section 20 of this Agreement.

12.      PAYMENT OF REINSURANCE PREMIUMS

         a.     PREMIUM DUE. For each policy  reinsured under this  Agreement,  reinsurance  premiums are payable  annually in advance.
                These  premiums are due on the issue date and each  subsequent  policy  anniversary.  Within 30 days after the close of each  reporting  period,  THE COMPANY  will send to THE  REINSURER a  statement  of account for that period  along with payment of the full balance due. On any payment date,  monies payable  between THE REINSURER and THE COMPANY under this
                Agreement  may be netted to determine the payment due.  This offset will apply  regardless of the  insolvency of either party as described in Section 23, to the extent  permitted by law. If the  statement of account shows a balance due THE
                COMPANY,  THE  REINSURER  will remit that amount to THE COMPANY  within 30 days of receipt of the statement of account.
                All financial  transactions under this Agreement will be in United States dollars.  If the reinsurance  premium amounts cannot be determined on an exact basis by the dates  described  below,  such payments will be paid in accordance with a mutually  agreed upon formula which will  approximate  the actual  payments.  Adjustments  will then be made to reflect actual amounts when such information is available.

         b.     FAILURE TO PAY  PREMIUMS.  If  reinsurance  premiums are 90 days past due, for reasons other than those due to error or omission as defined  below in Section 22, the premiums  will be  considered  in default and THE REINSURER may terminate the  reinsurance  by providing a 30-day  prior  written  notice,  provided  payment is not received  within that 30-day period.  THE REINSURER will have no further  liability as of the  termination  date for benefits  applicable to periods for which  premium is not paid.  THE COMPANY will be liable for the prorated  reinsurance  premiums to the  termination date. THE COMPANY  agrees that it will not force  termination  under the  provisions of this paragraph  solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

                Subject to Section 21, THE COMPANY may reinstate  reinsurance  terminated  for  non-payment of balances due at any time within 60 days following the date of  termination.  However,  THE REINSURER will have no liability for claims  incurred between the termination date and the reinstatement date.

         c.     PREMIUM  ADJUSTMENT.  If THE COMPANY  overpays a reinsurance  premium and THE REINSURER  accepts the  overpayment,  THE
                REINSURER's  acceptance will not constitute or create a reinsurance  liability or increase in any existing  reinsurance liability.  Instead,  THE REINSURER will be liable to THE COMPANY for a credit in the amount of the  overpayment.  If a reinsured  policy  terminates,  THE  REINSURER  will refund the excess  reinsurance  premium.  This refund will be on a prorated basis without  interest from the date of termination of the policy to the date to which a reinsurance  premium has been paid.

13.      PREMIUM TAX REIMBURSEMENT

         See Schedule B.

14.      DAC TAX AGREEMENT

         THE COMPANY and THE  REINSURER,  herein  collectively  called the "Parties",  or singularly the "Party",  hereby enter into an election under Treasury  Regulations  Section 1.848-2(g) (8) as promulgated under the Internal Revenue Code, as found in Title
         26 of the United  States  Code,  hereinafter  referred  to as the  Regulations  and the IRC.  Both  parties  agree to make the election  contemplated by this Section 14 by timely  attaching to their U.S. tax returns the schedule  contemplated by Section
         1.848-2(g)(8)(ii) of the Regulations.  Furthermore, the parties agree to the following:

a.       For each taxable year under this  Agreement,  the party with the net positive  consideration,  as defined in the  Regulations, will  capitalize  specified  policy  acquisition  expenses with respect to this  Agreement  without regard to the general deductions limitation of Section 848 (c) (1);

b.       THE COMPANY and THE REINSURER  agree to exchange  information  pertaining to the net  consideration  under this Agreement each year to insure consistency or as otherwise required by the U.S. Internal Revenue Service;

c.       THE COMPANY will submit to THE  REINSURER by May 1 of each year its  calculation  of the net  consideration  for the preceding calendar year.

d.       THE REINSURER may contest such  calculation by providing an  alternative  calculation to THE COMPANY in writing within 30 days of THE REINSURER's receipt of THE COMPANY's  calculation.  If THE REINSURER does not so notify THE COMPANY, THE REINSURER will report the net  consideration  as determined by THE COMPANY in THE REINSURER's tax return for the previous  calendar year;

e.       If THE REINSURER contests THE COMPANY's  calculation of the net consideration,  the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date THE REINSURER submits its alternative  calculation.  If THE
              COMPANY and THE REINSURER do not reach agreement on the net amount of consideration  within such 30-day period,  then the net amount of  consideration  for such year shall be determined by an independent  accounting firm acceptable to both THE
              COMPANY and THE REINSURER within 20 days after the expiration of such 30-day period.

f.       THE COMPANY and THE  REINSURER  agree that this  election  shall first be effective for the 2004 calendar tax year and will be effective for all subsequent taxable years for which this Agreement remains in effect.

         THE  REINSURER  and THE COMPANY  represent  and warrant that they are subject to U.S.  taxation  under either  Subchapter L of
         Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the IRC of 1986, as amended.

15.      REPORTS

         The  reporting  period is shown in Schedule A. For each  reporting  period,  THE COMPANY will submit  reports to THE REINSURER with information that is substantially similar to the information displayed in Schedule C.

         In addition,  the reports will include a billing and accounting  summary and a policy exhibit  summary  similar to the reports shown in Schedule D.

         Within 15 business days after the end of each calendar year, THE COMPANY will submit a reserve  summary  similar to that shown in  Schedule  D. THE  COMPANY  will also submit  this  reserve  summary  within 10  business  days after the end of each other calendar quarter.

         Special COLI Reporting

         A report for all policies will be provided that includes an underwriting  indicator (i.e., RI for Fully  Underwritten,  SI for
         Simplified  Issued and GI for Guaranteed  Issue) and the  corporation  name. In addition,  working  addresses will be provided for policies that are part of cases where the initial face amount subject to reinsurance with the pool exceeds $100,000,000.

16.      RESERVES FOR REINSURANCE

         See Schedule A.

17.      CLAIMS

a.       NOTIFICATION  OF CLAIMS.  THE COMPANY will provide THE  REINSURER  with  notification  of claims  reported.  In addition,  THE
              COMPANY  will  provide  THE  REINSURER  with  notification  of each claim  incurred  within  the first two  policy  years
              (individually,  a "Contestable Claim" and collectively  "Contestable Claims") on policies reinsured where THE REINSURER's net amount at risk is in excess of $40,000,  along with all  relevant  information  including,  but not limited to, claim proofs.

              After THE COMPANY has received all proper claim proofs and paid the claim,  THE COMPANY will notify THE REINSURER  that a claim is due under this  Agreement.  THE COMPANY  will send to THE  REINSURER  an itemized  statement  of amounts due THE
              COMPANY under this Agreement along with all relevant  information with respect to the claim,  including the claim proofs.
              However,  claim proofs will not be required by THE REINSURER if THE  REINSURER's net amount at risk is less than or equal to $100,000 and THE COMPANY has paid the claim in full. In such cases,  THE COMPANY will provide THE  REINSURER  with the cause and date of death.

              THE REINSURER shall have the right to audit the claims handling  procedures of THE COMPANY at any time during the term of this  Agreement  during  normal  business  hours.  Upon the  completion  of such audit,  THE  REINSURER  may, in its sole discretion,  require THE COMPANY to provide THE REINSURER on an ongoing basis with all relevant information regarding any
              Contestable  Claim on policies  reinsured  under this Agreement  regardless of THE REINSURER's net amount at risk on such claim.

b.       AMOUNT AND PAYMENT OF  BENEFITS.  As soon as THE  REINSURER  receives  the request for payment and any  required  proof of the claim,  reinsurance  benefits are due and payable to THE COMPANY.  Payment of the benefits  will be made in a single sum, regardless of THE COMPANY's settlement options. THE COMPANY's  contractual  liability for claims under reinsured policies is binding on THE  REINSURER.  The maximum  benefit  payable to THE  COMPANY  under each  reinsured  policy is the amount specifically reinsured with THE REINSURER.

c.       CLAIM  SETTLEMENTS.  THE  REINSURER  agrees that THE COMPANY will use its  standard  claim  practices  and  guidelines  in the adjudication of all claims on policies  reinsured under this  Agreement.  THE REINSURER has the right to inspect,  at the
              COMPANY's  offices,  the COMPANY's  written claims practices and guidelines.  In order to comply with the requirements of the Securities and Exchange  Commission,  once THE REINSURER has been notified of a Contestable  Claim in accordance with subsection  a.  above,  it will have 2 business  days to review the  information  and offer  advice to THE  COMPANY as to whether the claim  should be paid or denied.  If there is a  disagreement  between THE  COMPANY and THE  REINSURER  as to whether THE COMPANY should pay or deny the claim,  THE COMPANY will make a reasonable  effort to secure mutual  agreement between the parties.  Any advice offered by THE REINSURER will not be binding on THE COMPANY.

              THE COMPANY will advise THE  REINSURER of any  intention to contest a claim  involving a policy  reinsured  hereunder and provide THE REINSURER with copies of all relevant  documents.  THE REINSURER may choose not to participate in the contest of a Contestable  Claim.  THE REINSURER  will have 10 business days to  communicate  its decision to THE COMPANY.  If THE
              REINSURER  chooses not to  participate,  it will  discharge its liability by  immediately  paying to THE COMPANY the full amount of THE  REINSURER's  liability on the portion of the policy  reinsured  under this  Agreement,  regardless  of any subsequent outcome of such contest.

d.       CLAIM  EXPENSES.  THE REINSURER  will pay its share of any interest  paid by THE COMPANY to THE COMPANY on any claim  payment.
              In addition,  THE REINSURER will pay its share of the unusual expense of adjudicating  Contestable Claims,  which expense was paid by THE  COMPANY.  The term  "unusual  expense"  shall  mean all  expenses  of THE  COMPANY  associated  with the
              Contestable  Claim other than normal and customary  claim  administration  expenses  that are commonly  incurred with the normal and customary  settlement of  non-contestable  claims.  Also,  expenses  incurred in connection  with a dispute or contest  arising out of  conflicting  claims of  entitlement  to policy  proceeds or benefits that THE COMPANY admits are payable are not a claim expense under this  Agreement.  Notwithstanding  the above,  THE REINSURER will not be liable for any portion of interest or unusual  expenses for any period of time after THE REINSURER  chooses not to  participate in a contest, compromise or litigation of a Contestable Claim.

e.       EXTRACONTRACTUAL  DAMAGES. In no event will THE REINSURER participate in statutory,  punitive or compensatory  damages,  which are  awarded  against  THE  COMPANY as a result of an act,  omission  or course of conduct  committed  by THE  COMPANY in connection  with the  reinsurance  under this  Agreement.  The parties  recognize that  circumstances  may arise in which equity  would  require THE  REINSURER,  to the extent  permitted  by law, to share  proportionately  in certain  assessed damages.  Such  circumstances  are difficult to define in advance,  but generally would be those  situations in which THE
              REINSURER was an active party and in writing either directed,  consented to, or ratified the act, omission,  or course of conduct of THE COMPANY with respect to a  Contestable  Claim which  ultimately  results in the  assessment  of statutory, punitive  and/or  compensatory  damages.  In such  situations,  THE COMPANY and THE  REINSURER  would share such  damages assessed in equitable proportions.

              For purposes of the provision, the following definitions will apply:

              "Punitive Damages" are those damages awarded as a penalty, the amounts of which are not governed or fixed by statute;

              "Statutory Penalties" are those amounts that are awarded as a penalty, but are fixed in amount by statute;

              "Compensatory  Damages" are those amounts  awarded to compensate for actual damages  sustained,  and are not awarded as a penalty, nor fixed in amount by statute.

18.      MISREPRESENTATION, SUICIDE, AND MISSTATEMENT

         If either a  misrepresentation  on an application or a death of an insured by suicide results in the return of policy premiums by THE COMPANY  under the policy rather than payment of policy  benefits,  THE  REINSURER  will refund all of the  reinsurance premiums paid for that policy to THE COMPANY.  If there is an adjustment for a  misrepresentation  or  misstatement  of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

19.      POLICY CHANGES

a.       NOTICE.  If a reinsured  policy is changed as described  below, a  corresponding  change will be made in the  reinsurance  for that policy.  THE COMPANY will notify THE REINSURER of the change in THE COMPANY's next report as stated in Section 15.

b.       UNSCHEDULED  AND  RESCHEDULED  INCREASES.  If an request for an unscheduled  increase in the amount of insurance is made for a reinsured  policy and the insured meets THE COMPANY's  underwriting  requirements  and THE COMPANY  approves the increase under the policy,  then the amount of  reinsurance  under this Agreement will be adjusted as of the effective date of the increase.

              If an increase has been scheduled on a policy at the time the policy is issued,  then no new  underwriting is required at the effective date of the scheduled  increase and the amount of  reinsurance  under this Agreement will be adjusted as of the effective date of the increase.  However,  if an increase has been scheduled and the request is for an amount that is higher than the amount  scheduled to be increased and the insured meets THE COMPANY's  underwriting  requirements and THE
              COMPANY  approves the increase under the reinsured  policy,  then the amount of reinsurance  under this Agreement will be adjusted as of the effective date of the increase.

              If a  request  for an  increase  is made  for a  reinsured  policy  and the  insured  meets  THE  COMPANY's  underwriting requirements  and a new policy is issued on one of the plans shown in Schedule A for the higher amount,  then reinsurance under the old policy  will cease as of the  effective  date of the  change,  and  reinsurance  under the new policy  will commence as of the policy date of the new policy.

              If a request for an increase that has not been  scheduled in a reinsured  policy is granted  without the insured  meeting
              THE COMPANY's underwriting requirements, then reinsurance on the increase will not be allowed.

              If a request for an increase does not meet all of the terms of automatic  reinsurance,  then THE COMPANY may apply to THE
              COMPANY for facultative  reinsurance  and in turn, THE COMPANY may apply to the REINSURER for facultative  reinsurance as stated in Section 9.

c.       REDUCTION OR  TERMINATION.  If the amount of  insurance  on a reinsured  policy is reduced,  the  reinsurance  will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a reinsured  policy is changed to another  plan of insurance  that is not  currently  reinsured  under this
              Agreement as defined in Schedule A, then the  reinsurance  under this  Agreement  will cease as of the effective  date of the change.

              If a policy that is not reinsured  under this  Agreement is changed to a plan that is reinsured  under this  Agreement as defined  in  Schedule A and the  insured  has met THE  COMPANY's  underwriting  requirements  for the plan  change,  then reinsurance will commence as of the policy date of the new plan.

e.       OPTION  TO  EXCHANGE  INSUREDS.  Policies  issued  as a result of the  'Option  to  Exchange  Insureds'  must be  underwritten according  to the  underwriting  basis of the  original  case and must meet all the  automatic  reinsurance  requirements stipulated in Section 6 above.

f.       ADD-ON LIVES.  Policies issued to add-on lives must be underwritten  according to the underwriting  basis of the original case and must meet all the automatic  reinsurance  requirements  stipulated in Section 6 above using the total number of lives in the case, including the add-on lives.

20.      RECAPTURE

         At any time during the term of the  Agreement,  THE COMPANY may elect to recapture in full the coverage  reinsured  under this
         Agreement following the occurrence of any of the following events:

         1) Material  breach of any term or  condition  of this  Agreement  if such breach is not cured  within a period of at least 60 calendar days following the delivery of notice of such breach from THE COMPANY to THE REINSURER.

         2)     THE REINSURER is deemed insolvent as described in Section 23.

         3)     The occurrence of a "Risk Trigger Event" as defined in Schedule A of this Agreement.

         4) THE  REINSURER  makes a  premium  rate  change  that is not  proportionate  to a change  in THE  COMPANY's  charges  to the customer.

         5) A change in ultimate  ownership  or control of THE  REINSURER  that  results in the new owner of THE  REINSURER  not having a Qualified  Rating from at least one of the Major Rating  Agencies  which is at least as high as the minimum  levels shown in
         Section 12 of Schedule A.

         6)    Any representation or warranty made by THE REINSURER under this Agreement proves to be untrue in any material respect.

         In addition,  at any time after the twentieth  policy  anniversary,  THE COMPANY may elect to recapture all or an  appropriate portion of the coverage  reinsured under this Agreement to reflect  increases in the maximum  retention limits for THE COMPANY and all of its affiliates,  collectively,  subsequent to the date of policy issue.  These maximum  retention  limits as of the effective date of this  Agreement are equal to the amounts shown in the Risk  Retention  Limits table shown in Schedule A. The portion of the coverage that may be  recaptured  must be directly  related to the increase in the limits.  To  illustrate,  if the maximum  retention  limits are  increased by 100%,  then the portion that may be  recaptured  from all  reinsurers  of the policies  reinsured  under this Agreement  would be equal to 100% of the portion of each reinsured  policy that is retained by
         THE COMPANY.  Furthermore,  the portion that may be  recaptured  from THE REINSURER  would be  determined  as THE  REINSURER's prorata share of the total portion reinsured with all reinsurers.

         If THE COMPANY elects to recapture the coverage  reinsured  under this Agreement as a result of a Risk Trigger Event,  it must do so for all coverages  reinsured  under all agreements  between THE COMPANY and THE REINSURER for which a Risk Trigger Event occurred.

         If THE COMPANY  elects to recapture the risks ceded to THE REINSURER  under this  Agreement as stated above,  it will do so by giving written  notice to THE REINSURER.  Upon the delivery of such notice,  all of the risks  previously  ceded under each of the policies  subject to this Agreement shall be recaptured,  effective as of the date specified in THE COMPANY's  notice.  If
         THE COMPANY does not specify in the written notice the date that such recapture is to be effective,  then the recapture  shall be effective immediately upon THE REINSURER's receipt of the notice.

         If a policy is recaptured,  THE REINSURER will pay THE COMPANY the unearned  reinsurance  premium within 30 days following the date of  recapture.  THE COMPANY will pay THE  REINSURER any due but unpaid  premiums  under this  Agreement up to the date of recapture for any recaptured  policies.  THE REINSURER  shall not be liable,  under this  Agreement,  for any claims  incurred after the date of recapture, but shall remain liable for all claims incurred on or prior to the date of recapture.

         No exercise by THE COMPANY of any recapture  right will give rise to any claims for damages,  lost  profits,  or other form of compensation  to THE  REINSURER,  other than  payment of a prorated  sum for any amount  that might be due and owing under the reinsurance treaty up to the effective date of the recapture.

21.      REINSTATEMENTS

         a.     AUTOMATIC  REINSTATEMENT.  If THE COMPANY  reinstates a policy that was originally  ceded to THE REINSURER as automatic reinsurance using conventional underwriting practices,  THE REINSURER's reinsurance for the policy shall be reinstated.

         b.     FACULTATIVE  REINSTATEMENT.  If THE COMPANY has been requested to reinstate a policy that was  originally  ceded to THE
                COMPANY as facultative  reinsurance  and the  reinstatement  is processed  under THE COMPANY's Long Form  Reinstatement
                Process,  then THE COMPANY will  re-submit the  appropriate  evidence for the case to THE  REINSURER  for  underwriting approval before the reinsurance can be reinstated.

         c.     PREMIUM  ADJUSTMENT.  Reinsurance  premiums  for the  interval  during  which the policy was lapsed will be paid to THE
                REINSURER by THE COMPANY.

22.      ERRORS AND OMISSIONS

         If either THE  REINSURER  or THE  COMPANY  fails to comply  with any of the terms of this  Agreement  and it is shown that the failure was  unintentional or the result of a  misunderstanding  or an  administrative  oversight on the part of either party, this  Agreement  will remain in effect.  If the failure to comply  changes the  operation  or effect of this  Agreement,  both parties will be put back to the positions  they would have  occupied if the failure to comply had not  occurred.  This section will not apply to any  facultative  submission  until THE  COMPANY  has mailed the  Notification  of  Reinsurance  form to THE
         REINSURER.

23.      INSOLVENCY

         For the purpose of this Agreement,  THE COMPANY or THE REINSURER  shall be deemed  "insolvent" if one or more of the following occurs:

a.       A  court-appointed  receiver,  trustee,  custodian,  conservator,  liquidator,  government  official or similar  officer takes possession of the property or assets of either THE COMPANY or THE REINSURER; or

b.       Either THE COMPANY or THE  REINSURER is placed in  receivership,  rehabilitation,  liquidation,  conservation,  bankruptcy  or similar status pursuant to the laws of any state or of the United States; or

c.       Either THE COMPANY or THE REINSURER  becomes  subject to an order to  rehabilitate  or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of THE COMPANY or THE REINSURER, as the case may be.

         In the event  that THE  COMPANY  is deemed  insolvent,  all  reinsurance  claims  payable  hereunder  shall be  payable by THE
         REINSURER on the basis of THE COMPANY's  liability under the policies  reinsured without  diminution because of the insolvency of THE  COMPANY.  Such  claims  shall be payable by THE  REINSURER  directly  to THE  COMPANY,  its  liquidator  or  statutory successor.  It is  understood,  however,  that in the event of such  insolvency,  the  liquidator  or  receiver  or  statutory successor of THE COMPANY  shall give written  notice to THE  REINSURER of the pendency of a claim  against THE  REINSURER on a risk reinsured  hereunder within a reasonable time after such claim is filed in the insolvency  proceeding.  Such notice shall indicate  the policy  reinsured  and  whether  the claim  could  involve a possible  liability  on the part of THE  REINSURER.
         Failure to give such notice shall not excuse the obligation of THE REINSURER  unless it is substantially  prejudiced  thereby.
         During the pendency of such claim,  THE  REINSURER  may  investigate  such claim and  interpose,  at its own  expense,  in the proceeding  where such  claim is to be  adjudicated,  any  defense or  defenses  it may deem  available  to THE  COMPANY,  its liquidator,  receiver or statutory  successor.  It is further understood that the expense thus incurred by THE REINSURER shall be  chargeable,  subject to court  approval,  against  THE COMPANY as part of the  expense of  liquidation  to the extent of a proportionate  share of the  benefit  which may accrue to THE  COMPANY  solely as a result of the  defense  undertaken  by THE
         REINSURER.

         In the event  THE  REINSURER  is  deemed  insolvent,  THE  REINSURER  will be bound by any  legal  directions  imposed  by its liquidator,  conservator,  or statutory  successor.  However,  and if not in conflict with such legal directions,  THE COMPANY shall have the right to cancel this  Agreement  with respect to  occurrences  taking place on or after the date THE  REINSURER first  evidences  insolvency.  Such  right to cancel  shall be  exercised  by  providing  THE  REINSURER  (or its  liquidator, conservator,  receiver or statutory  successor) with a written notice of THE COMPANY's intent to recapture ceded business.  If
         THE COMPANY  exercises  such right to cancel and recapture  ceded  business,  such election  shall be in lieu of any premature recapture fee. Upon such  election,  THE COMPANY shall be under no obligation to THE REINSURER,  its  liquidator,  receiver or statutory successor;  however, THE REINSURER,  its liquidator,  receiver or statutory successor shall be liable for all claims incurred prior to the date of recapture.

         If at any point in the future during the term of this  Agreement,  THE REINSURER is deemed  insolvent,  THE COMPANY's right of recapture in Section 20 of this Agreement will be triggered  unless THE REINSURER  elects to, and does,  provide,  on a timely basis,  security in the form of a Letter of Credit,  Assets in Trust,  or Funds  Withheld  to THE  COMPANY.  If THE  REINSURER
         elects to furnish  security  in the form of one or more  Letters of Credit,  Assets in Trust,  or Funds  Withheld to avoid THE
         COMPANY's  right of recapture under Section 20 of this Agreement,  any such security must meet the  requirements  set forth in
         Sections 13, 14 and 15 of Schedule A attached hereto.

24.      ARBITRATION

a.       GENERAL.  All  disputes and  differences  under this  Agreement  that cannot be amicably  agreed upon by the parties  shall be decided by  arbitration.  The  arbitrators  will have the authority to interpret  this  Agreement  and, in doing so, will consider the customs and practices of the life insurance and life  reinsurance  industry.  The arbitrators  will consider this Agreement as an honorable  engagement rather than merely a legal  obligation,  and they are relieved of all judicial formalities  and may abstain from following the strict rules of law. The  arbitration  shall take place within the United
              States.

b.       NOTICE.  To initiate  arbitration,  one of the parties  will notify the other,  in writing,  of its desire to  arbitrate.  The notice  will  state the  nature of the  dispute  and the  desired  remedies.  The party to which the  notice is sent will respond to the  notification in writing within 10 days of receipt of the notice.  At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c.       PROCEDURE.  Arbitration will be heard before a panel of three  disinterested  arbitrators.  The arbitrators will be current or former executive officers or employees of life insurance or reinsurance  companies;  however, these companies will not be either  party or any of  their  reinsurers  or  affiliates.  Each  party  will  appoint  one  arbitrator.  Notice  of the appointment of these  arbitrators will be given by each party to the other party within 30 days of the date of mailing of the  notification  initiating the  arbitration.  These two arbitrators  will, as soon as possible,  but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator.

              Should either party fail to appoint an arbitrator or should the two initial  arbitrators be unable to agree on the choice of a third  arbitrator,  each  arbitrator  will nominate three  candidates,  two of whom the other will decline,  and the decision  will be made by  drawing  lots on the  final  selection.  Once  chosen,  the  three  arbitrators  will have the authority to decide all  substantive and procedural  issues by a majority vote. The  arbitration  hearing will be held on the date  fixed by the  arbitrators  at a location  agreed  upon by the  parties.  The  arbitrators  will issue a written decision from which there will be no appeal.  Either party may reduce this  decision to a judgment  before any court that has jurisdiction of the subject of the arbitration.

d.       COSTS.  Each party will pay the fees of its own  attorneys,  the  arbitrator  appointed by that party,  and all other expenses connected with the presentation of its own case.  The two parties will share equally the cost of the third arbitrator.

25.      GOOD FAITH

         Each party agrees that all matters with respect to this Agreement require its utmost good faith.

26.      REPRESENTATIONS AND WARRANTIES

         THE COMPANY  represents and warrants to THE REINSURER that it is solvent in all  jurisdictions in which it does business or is licensed.  THE  REINSURER  represents  and  warrants to THE COMPANY  that it is solvent on a statutory  basis in all states in which it does  business or is  licensed.  Each party  agrees to promptly  notify the other if it is  subsequently  financially impaired.  Each party  affirms  that it has and will  continue to disclose  all matters  material to this  Agreement  and each cession.  Examples of such matters are a material  change in  underwriting  or issue  practices or philosophy,  or a change in each party's ultimate ownership or control.

         THE COMPANY represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of Arizona.
b.       It is  empowered  under  applicable  laws and by its charter and bylaws to enter into and perform the duties  contemplated  in this Agreement.
c.       It has taken all requisite  corporate  proceedings to authorize it to enter into and perform the duties  contemplated  in this
              Agreement.
d.       It has obtained any and all regulatory approvals as may be required for THE COMPANY to cede the Policies covered hereunder.
e.       It will take no unauthorized  action that would encourage the policyholders  whose policies are reinsured under this Agreement to surrender,  reduce or otherwise  terminate their existing coverages either through direct or indirect acts,  including but not limited to, a plan of internal replacement, without the consent of THE REINSURER.
f.       THE COMPANY  acknowledges  that THE  REINSURER is entering  into this  Agreement in reliance  upon these  representations  and warranties of THE COMPANY,  and THE COMPANY agrees that THE REINSURER may terminate the reinsurance  hereunder if, at any point in the future  during the term of this  Agreement,  these  representations  and  warranties  are no longer true and correct in any material respect.

         THE REINSURER represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of Georgia.
b.       It is  empowered  under  applicable  laws and by its charter and bylaws to enter into and perform the duties  contemplated  in this Agreement.
c.       It has taken all requisite  corporate  proceedings to authorize it to enter into and perform the duties  contemplated  in this
              Agreement.
d.       It has obtained any and all  regulatory  approvals as may be required  for THE  REINSURER to provide the  reinsurance  covered hereunder.
e.       As part of THE COMPANY's due diligence  process,  THE REINSURER has provided a completed copy of the Reinsurance  Carrier Fact
              Sheet,  a copy of which is attached in Schedule G. Upon request by the company,  after THE  REINSURER  has  completed its
              Annual  Statement,  THE  REINSURER  will  update the  information  included in The  Reinsurance  Carrier  Fact Sheet.  In addition,  from time to time, THE REINSURER will update the  information  included in the Carrier Fact Sheet as requested by THE COMPANY.  The information included in the Reinsurance Carrier Fact Sheet is true and accurate as of the date shown on the Fact Sheet.
f.       THE  REINSURER  acknowledges  that THE COMPANY is entering  into this  Agreement in reliance  upon these  representations  and warranties of THE  REINSURER,  and THE REINSURER  agrees that THE COMPANY's  right of recapture  under Section 20 of this
              Agreement will be triggered if, at any point in the future during the term of this Agreement,  these  representations and warranties are no longer true and correct in any material respect.

27.      CONFIDENTIALITY

         THE REINSURER  agrees to regard and preserve as  confidential  all  information and material which is related to THE COMPANY's business  and/or  customers  that may be  obtained  by THE  REINSURER  from any  source  as a result  of this  Agreement.  THE
         REINSURER will not,  without first obtaining THE COMPANY's prior written consent  disclose to any person,  firm or enterprise, or use for its own  benefit or for the benefit of any third party any Company  Confidential  Information  or Company  Customer
         Information except as necessary for retrocession  purposes,  external auditors,  as required by court order, or as required by law or  regulation.  "Company  Confidential  Information"  includes,  but is  not  limited  to any  and  all  financial  data, statistics,  programs,  research,  developments,  information  relating to THE COMPANY's  insurance  and  financial  products, planned or existing  computer systems  architecture and software,  data, and information of THE COMPANY as well as third party confidential  information to which THE COMPANY has access.  "Company Customer  Information"  includes all information provided by or at the  direction of THE COMPANY about a customer of THE COMPANY or its  affiliates,  including but not limited to name, address, telephone number, email address, account or policy information, and any list or grouping of customers.

         Notwithstanding  the  foregoing,  the  provisions  of  Section  27 shall not apply  with  respect  to  disclosing  of  Company
         Confidential  Information  which is already known to THE REINSURER or is or becomes  publicly known through no wrongful act of
         THE REINSURER;  or is received from a third party without  similar  restriction  and without breach of this  Agreement;  or is independently  developed by THE REINSURER;  or is approved for release by written  authorization of THE COMPANY;  or is placed in or becomes  party of the public  domain  pursuant to or by reason of  operation  of law. The  foregoing  exceptions  do not apply to the  disclosure of Company  Customer  Information,  which may not be disclosed  without THE  COMPANY's  prior written consent except as noted in the paragraph preceding this one.

         The provisions of this Section 27 regarding  Company  Confidential  Information  shall survive the termination of the parties'
         obligations  under this Agreement for a period of two years, and the provisions of this Section 27 regarding  Company Customer
         Information shall survive the termination of the parties' obligations under this Agreement for a period of five years.

         THE REINSURER  certifies that it has implemented and will maintain an effective  information  security  program to protect THE
         COMPANY's Customer Information, which program includes administrative, technical, and physical safeguards:

              (a) to ensure the security and confidentiality of Customer Information;
              (b) to protect against any anticipated threats or hazards to the security or integrity of such Customer Information;  and to protect against unauthorized access to or use of Customer Information

         In the event  that  Company  Confidential  Information  or Company  Customer  Information  in THE  REINSURER's  possession  is disclosed to an  unauthorized  third  party,  THE  REINSURER  shall  immediately  advise THE COMPANY and take steps to prevent further disclosure.

28.      MEDICAL INFORMATION BUREAU

         THE  REINSURER is required to strictly  adhere to the Medical  Information  Bureau Rules,  and THE COMPANY  agrees to abide by these Rules,  as amended from time to time. THE COMPANY will not submit a preliminary  notice,  application  for  reinsurance, or  reinsurance  cession to THE REINSURER  unless THE COMPANY has a signed,  currently  required  Medical  Information  Bureau authorization.

29.      GOVERNING LAW

         This Agreement shall be governed by the laws of Arizona without giving effect to the principles of conflicts of laws thereof.

30.      ASSIGNMENT

         This Agreement is not assignable by either party except by the express written consent of the other.

31.      ACCESS TO RECORDS

         THE REINSURER and THE COMPANY, or their duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration.  Such access will be provided during regular business hours at the office of the inspected party.  THE COMPANY will be obligated to provide access to all of THE COMPANY's original papers, records and documents relating to the business reinsured under this Agreement and will take all necessary measures to ensure that it can fulfill this requirement.

32.      SEVERABILITY

         If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

33.      OFFSET

         Any debts or credits, in favor of or against either THE REINSURER or THE COMPANY with respect to this Agreement are deemed mutual debts or credits and may be offset and only the balance will be allowed or paid.

         The right of offset will not be affected or diminished because of the insolvency of either party.

In witness of the above,  THE COMPANY and THE REINSURER  have by their  respective  officers  executed and delivered  this Agreement in duplicate on the dates indicated below, with an effective date of September 30, 2002.

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PRUCO LIFE INSURANCE COMPANY                                MUNICH AMERICAN REASSURANCE COMPANY
----------------------------------------------------------- --------------------------------------------------------
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By:_/s/_______________________________                      By:_/s/_____________________________
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Title:_______________________________                       Title:_____________________________
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Date:_______________________________                        Date:_____________________________
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By:_/s/_______________________________                      By:_/s/_____________________________
----------------------------------------------------------- --------------------------------------------------------
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Title:_______________________________                       Title:_____________________________
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Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

                                                              SCHEDULE A

                                                         REINSURANCE COVERAGE
---------------------------------------------------------------------------------------------------------------------------------------

1.       POLICIES REINSURED:

         This Agreement covers the following plans:

o        PruSelect III 2002  policies  (Policy Form Numbers  CVUL-1999  and all state  variations)  except  policies  written under the
              Prudential owned COLI covering Prudential employees.
o        Target Term Rider (TTR) added to PruSelect III 2002 Policies
o        PruSelect III policy numbers V9600878 and V9600879

2.       AUTOMATIC PORTION REINSURED:

         For Fully Underwritten Policies

         For US/Canadian and Non US/Canadian Residents THE REINSURER will automatically reinsure an amount equal to 26.67% of the net amount at risk corresponding to the face amount up to the First Layer of Coverage amounts shown in Schedule A, Section 5 below.

         For Simplified and Guaranteed Issue

         THE REINSURER will automatically reinsure an amount equal to 26.67% of the net amount at risk corresponding to the face amount.

3.       AUTOMATIC PORTION RETAINED:

         For Fully Underwritten Policies

         THE COMPANY will retain at least 10% of the net amount at risk corresponding to the face amount up to the First Layer of
         Coverage as defined in Schedule A Section 5, below.  THE COMPANY may cede up to 63.33% of the net amount at risk corresponding to the face amount amount on a first-dollar quota share basis to other reinsurers.  In addition, THE COMPANY will retain 100% of the net amount at risk corresponding to the face amount in excess of the First Layer of Coverage.

         For Simplified and Guaranteed Issue

         THE COMPANY will retain at least 10% of the net amount at risk corresponding to the face amount.  THE COMPANY may cede up to
         63.33% of the net amount at risk corresponding to the face amount on a first-dollar quota share basis to other reinsurers.

4.            NET AMOUNT AT RISK

         The net amount at risk is determined as of the issue date and each subsequent policy anniversary and is defined as the death benefit minus the contract fund.

5.       AUTOMATIC ACCEPTANCE LIMIT:

                                                          Fully Underwritten

         Maximum Face Amounts (Automatic Issue Limits)

         For any policy to be reinsured under automatic reinsurance, the initial and ultimate face amount will not exceed the limits shown in the following tables:

         US/Canadian Residents - No Foreign Travel:

         ----------------------- ---------- ----------------------- --------------------- --------------------------
           Non-Smoker/ Smoker    Issue Age  No Substandard Rating     Rating Class A-D            Class E-H
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
               Non-Smoker         18 - 65        $40,000,000            $37,000,000              $24,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  66 - 70        $32,000,000            $29,000,000              $18,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  71 - 75        $24,000,000            $22,000,000              $12,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  76 - 77        $12,000,000            $12,000,000              $ 8,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  78 - 80            $  8,000,000          $  8,000,000           $ 4,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  81 - 84        $ 4,000,000            $ 4,000,000                 None
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                 Smoker           18 - 65        $34,000,000            $34,000,000              $24,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  66 - 70        $26,000,000            $26,000,000              $18,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  71 - 75        $21,000,000            $21,000,000              $12,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  76 - 77        $12,000,000            $12,000,000                 $  8,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  78 -80            $  8,000,000          $  8,000,000           $ 4,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  81 - 84        $ 4,000,000            $ 4,000,000                 None
         ----------------------- ---------- ----------------------- --------------------- --------------------------

---------------------------------------------------------------------------------------------------------------------------------------

         US/Canadian Residents - Foreign Travel:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $20,000,000               $15,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $15,000,000               $10,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

         Non US/Canadian Residents:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $20,000,000               $15,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $15,000,000               $10,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

                                                          First Layer Amounts

         For any policy to be reinsured under automatic reinsurance, the initial and ultimate amounts subject to reinsurance are the
         First Layer of Coverage amounts shown in the following tables:

         US/Canadian Residents - No Foreign Travel:

         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                 Issue Age  No Substandard Rating     Rating Class A-D            Class E-H

           Non-Smoker/ Smoker
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  18 - 65        $25,000,000            $25,000,000              $17,500,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  66 - 70        $20,000,000            $20,000,000              $12,500,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  71 - 75        $17,500,000            $17,500,000                 $  7,500,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  76 - 77           $  7,500,000          $  7,500,000           $ 5,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  78 -80            $  5,000,000          $  5,000,000           $ 2,500,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  81 - 84        $ 2,500,000            $ 2,500,000                 None
         ----------------------- ---------- ----------------------- --------------------- --------------------------

         US/Canadian Residents - Foreign Travel:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $20,000,000               $15,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $15,000,000               $10,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

         Non US/Canadian Residents:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $20,000,000               $15,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $15,000,000               $10,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

                                                       Automatic Binding Limits

         For any policy to be reinsured under automatic reinsurance, the initial and ultimate amounts reinsured with THE REINSURER on that life will not exceed the amounts in the following tables:

         US/Canadian Residents - No Foreign Travel:

         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                 Issue Age  No Substandard Rating     Rating Class A-D            Class E-H

           Non-Smoker/ Smoker
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  18 - 65        $ 6,667,500            $ 6,667,500              $ 4,667,250
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  66 - 70        $ 5,334,000            $ 5,334,000              $ 3,333,750
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  71 - 75        $ 4,667,250            $ 4,667,250              $ 2,000,250
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  76 - 77           $  2,000,250          $  2,000,250              $  1,333,500
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  78 -80            $  1,333,500          $  1,333,500            $ 667,750
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  81 - 84         $ 667,750              $ 667,750                  None
         ----------------------- ---------- ----------------------- --------------------- --------------------------

         US/Canadian Residents - Foreign Travel:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $5,334,000                 $4,000,500                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $4,000,500                 $2,667,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

         Non US/Canadian Residents:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $5,334,000                 $4,000,500                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $4,000,500                 $2,667,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

                                                             Jumbo Limits

         The amounts in force and applied for on an individual life cannot exceed:

>>       $50,000,000 for US/Canadian Residents without Foreign Travel
>>       $35,000,000 for US/Canadian Residents with Foreign Travel or Non US/Canadian Residents

         These jumbo limits apply to all issue ages and rating classes and do not vary between smokers and non-smokers.

         Location Limits (Per Case)

           The total initial face amount subject to reinsurance with the pool at a single location cannot exceed $100 million.

           Projected Net Amount at Risk Limits

           For each life,  the net amount at risk  projected  at issue cannot  exceed the amount  shown above for the maximum  ultimate face amount.  The projected net amount at risk is determined  from the primary  illustration  provided by THE COMPANY during the sales  process.  If the net amount at risk  projected at issue exceeds the  US/Canadian  Resident  limits, then facultative reinsurance must be pursued.

                                                           Simplified Issue

         Minimum Number of Lives

         Simplified Issue cases must include at least 10 lives.

                                                              Issue Ages

         The minimum issue age is 18; the maximum issue age for automatic reinsurance is 72.  In addition, 75% of all participants in the case must be at or below issue age 60.

         Maximum Face Amounts (Automatic Issue Limits)

           The face amounts per life cannot exceed the following:

>>       Initial:          $35,000 times the total number of lives up to $3,500,000
>>       Ultimate*:        $70,000 times the total number of lives up to $7,000,000

              * Ultimate face amount includes the initial face amount plus any increases.

                                                       Automatic Binding Limits

           Therefore, the maximum face amounts per life that may be automatically ceded to the REINSURER are:

>>       Initial:                   26.67%  *  Maximum Initial Face Amount
>>       Ultimate:         26.67%  *  Maximum Ultimate Face Amount

                                                            Stacking Limits

           The amounts of  Simplified  Issue and  Guaranteed  issue in force and applied for across any and all  companies  on a single life cannot exceed the lesser of three times the automatic issue limit or $10 million.

                                                    Non-US/Canadian Resident Limits

         Face amounts for Non-US/Canadian work addresses cannot exceed 5% of the Simplified or Guaranteed Issue case face amounts.

         Location Limits (Per Case)

         The total initial face amount subject to reinsurance with the pool at a single location cannot exceed $100 million.

                                                  Projected Net Amount at Risk Limits

           For each life,  the net amount at risk  projected  at issue cannot  exceed the amount  shown above for the maximum  ultimate face amount.  The projected net amount at risk is determined  from the primary  illustration  provided by THE COMPANY during the sales  process.  If the net amount at risk  projected at issue exceeds the  US/Canadian  Resident  limits, then facultative reinsurance must be pursued.

                                                           Other Conditions

         Pooled cases and cases involving negative consent are ineligible for automatic reinsurance.

                                                           Guaranteed Issue

                                                        Minimum Number of Lives

           Guaranteed Issue cases must include at least 25 lives.

                                                              Issue Ages

           The minimum issue age is 18; the maximum issue age for automatic  reinsurance  is 69. In addition,  75% of all  participants in the case must be at or below issue age 55.

         Maximum Face Amounts (Automatic Issue Limits)

           The face amounts per life cannot exceed the following:

>>       Initial:          $35,000 times the total number of lives up to $3,500,000
>>       Ultimate:         $70,000 times the total number of lives up to $7,000,000

                                                       Automatic Binding Limits

           Therefore, the maximum face amounts per life that may be automatically ceded to the REINSURER are:

>>       Initial:                   26.67%  *  Maximum Initial Face Amount
>>       Ultimate:         26.67%  *  Maximum Ultimate Face Amount

                                                            Stacking Limits

           The amounts of  Simplified  Issue and  Guaranteed  Issue in force and applied for across any and all  companies  on a single life cannot exceed the lesser of three times the automatic issue limit or $10 million.

                                                    Non-US/Canadian Resident Limits

         Face amounts for Non-US/Canadian work addresses cannot exceed 5% of the Simplified or Guaranteed Issue case face amounts.

         Location Limits (Per Case)

         The total initial face amount subject to reinsurance with the pool at a single location cannot exceed $100 million.

                                                  Projected Net Amount at Risk Limits

           For each life,  the net amount at risk  projected  at issue cannot  exceed the amount  shown above for the maximum  ultimate face amount.  The projected net amount at risk is determined  from the primary  illustration  provided by THE COMPANY during the sales  process.  If the net amount at risk  projected at issue exceeds the  US/Canadian  Resident  limits, then facultative reinsurance must be pursued.

                                                           Other Conditions

         Pooled cases and cases involving negative consent are ineligible for automatic reinsurance.

7.       OCCUPATION EXCLUSION LIST FOR AUTOMATIC REINSURANCE

o        Entertainers
o        High Profile Athletes

8.       FOREIGN TRAVEL EXCLUSIONS

         Applications by US/Canadian residents with foreign travel will be excluded from automatic reinsurance and handled on a facultative basis if the following conditions apply:

o        The amount of insurance is in excess of $1 million and
o        Travel is to a "C" or "D" rated country where the expected travel is greater than or equal to three months or travel is to an "E" rated country where the expected travel is greater than one month.

9.       FOREIGN RESIDENCE EXCLUSIONS

         Non-US/Canadian residents will be excluded from automatic reinsurance and handled on a facultative basis if the following conditions apply:

o        The amount of insurance is in excess of $1 million and
o        Residence is in a "C" or "D" rated country.

10.      REPORTING PERIOD:

         The reporting period will be monthly.

11.      MINIMUM CESSION:

         The minimum amount per cession that can be reinsured with THE REINSURER is $26,670.

12.      RESERVES FOR REINSURANCE:

         THE  REINSURER  will hold a reserve at least as high as the amount  determined  as the one-year term reserve on the portion of each policy  reinsured.  This reserve will be calculated  using the interest rate specified in the standard  valuation law for the applicable year of issue and the sex and smoker distinct 1980 CSO ultimate ALB mortality table.

13.      RISK TRIGGER EVENT:

         A "Risk Trigger Event" means that any of the following has occurred:

(1)      THE REINSURER does not maintain its status as a licensed or accredited reinsurer under the applicable laws and regulations of Arizona and has not provided THE COMPANY with alternative security (such as a trust or letter of credit) that satisfies THE COMPANY's specific requirements and the current, applicable legal and regulatory requirements in Arizona necessary to entitle THE COMPANY to take the maximum permissible credit on its statutory financial statements.

(2)      THE REINSURER no longer has in effect a Qualified Rating (as defined below) from at least one of the Major Rating Agencies shown in the chart below, which is at least as high as the minimum levels shown:

               ------------------------------------ -----------------------------------
               Major Rating Agency                  Minimum Applicable Rating:
               ==================================== ===================================
               ------------------------------------ -----------------------------------
               Moody Investor Services, Inc.        A rating of "A2" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Standard & Poor's Corporation        A rating of "A" or higher.
               ------------------------------------ -----------------------------------

         Definitions:

         "Qualified  Rating" shall mean the issuance of an insurance company  long-term,  financial strength rating from one or more of the Major Rating  Agencies that remains in effect,  that has not been suspended or withdrawn,  and that was issued as a result of the full interactive  ratings review process  (including  interviews with senior  management) by the Major Rating Agency in question.  (Use of the modifiers  "Q" or "Pi" by S&P or any similar  indication  that a rating is a  "qualified"  or "limited"
         rating by any other of the Major Rating  Agencies means that the rating does not constitute a "Qualified  Rating" for purposes of this Agreement.)

         If at any point in the future during the term of this Agreement,  THE REINSURER no longer has in effect a Qualified  Rating as specified in clause (1) above,  then THE COMPANY's  right of recapture will be triggered  unless THE REINSURER  elects to, and does,  provide,  on a timely basis,  security in the form of (1) a letter of credit that meets the  requirements  set forth in the 'Letter of Credit  Provisions'  in Section 13 of this  Schedule A and/or (2) amounts to be held on deposit as set forth in the 'Funds  Withheld  Provisions'  in Section 14 of this  Schedule A, and/or (3) Assets in Trust as described in Section 15 of this  Schedule A. THE  COMPANY'S  right of  recapture  will  expire 180 days after the date that THE  REINSURER  notifies  THE
         COMPANY of the occurrence of a Risk Trigger Event.

         If THE COMPANY does not exercise its right of recapture in the 180-day  period,  then THE COMPANY cannot  recapture,  unless a new right of recapture is  triggered.  A new right of recapture  will be triggered if THE  REINSURER no longer has in effect a
         Qualified  Rating from at least one of the Major Rating  Agencies  shown in the chart below,  which is at least as high as the minimum levels shown:

               ------------------------------------ -----------------------------------
               Major Rating Agency                  Minimum Applicable Rating:
               ==================================== ===================================
               ------------------------------------ -----------------------------------
               Moody Investor Services, Inc.        A rating of "A3" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Standard & Poor's Corporation        A rating of "A-" or higher.
               ------------------------------------ -----------------------------------

         THE  COMPANY's  right of  recapture  will last for 180 days from the date  that THE  REINSURER  notifies  THE  COMPANY  of the occurrence of the Risk Trigger event.

         If THE COMPANY does not exercise its right of recapture in this 180-day period,  then THE COMPANY cannot  recapture,  unless a new right of recapture is  triggered.  A new right of recapture  will be triggered if THE  REINSURER no longer has in effect a
         Qualified  Rating from at least one of the Major Rating  Agencies  shown in the chart below,  which is at least as high as the minimum levels shown:

               ------------------------------------ -----------------------------------
               Major Rating Agency                  Minimum Applicable Rating:
               ==================================== ===================================
               ------------------------------------ -----------------------------------
               Moody Investor Services, Inc.        A rating of "Baa1" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Standard & Poor's Corporation        A rating of "BBB+" or higher.
               ------------------------------------ -----------------------------------

         THE  COMPANY's  right of  recapture  will last for 180 days from the date  that THE  REINSURER  notifies  THE  COMPANY  of the occurrence of the Risk Trigger event.

         If at any point after the  occurrence of a Risk Trigger  Event,  THE  REINSURER's  Qualified  Rating rises back to the Minimum
         Applicable  Rating  defined in clause (2), THE  COMPANY's  right of recapture  reverts back to the original Risk Trigger Event defined in clause (2).

14.      LETTER OF CREDIT PROVISIONS:

a.       Under the circumstances  described in the last paragraph of Section 23 of this Agreement or under the circumstances  described in Section 12 of this  Schedule A, THE REINSURER may apply for,  provide to THE COMPANY,  and maintain  during the entire term of this  Agreement,  one or more letters of credit with respect to all the amounts  recoverable  from THE  REINSURER under this  Agreement  (individually,  a "Letter of Credit"  and  collectively,  the  "Letters of Credit") so as to avoid triggering THE COMPANY's  right of recapture  under Section 20. If THE REINSURER  elects to do so, each of the Letters of
              Credit  must  individually  satisfy  the  requirements  of  subsections  b. and c. below and all of the Letters of Credit collectively  must  satisfy  the  requirements  of  subsections  d. and e.  below.  In  addition,  each  Letter of Credit individually  and all of the  Letters of Credit  collectively  must  satisfy  any other  applicable  legal or  regulatory requirements  of Arizona  that must be complied  with in order to ensure that THE COMPANY is entitled to take the maximum credit for the risks ceded under this Agreement on its financial statements.

b.       Each of the  Letters of Credit  must:  (I) be an original  and signed by an  authorized  official  of the  issuing  bank or an authorized  official of the confirming  bank (in the case of a confirmation  meeting the  requirements  of this Section);
              (II)  contain an issuance  date and contain an expiry date that is no earlier  than one  calendar  year from the issuance date;  (III) be issued or confirmed by a  "Qualified  Financial  Institution"  as defined in A.R.S.  § 20-261.03  that is acceptable to THE COMPANY;  (IV) be issued on behalf of THE REINSURER as the "Applicant" and include such indication in a boxed area that states it is "For Internal  Identification Purposes Only" (or similar words to that effect) and that does not  affect  the terms of the  Letter of Credit or the bank's  obligations  thereunder;  (V) be issued to THE  COMPANY as
              "Beneficiary" and expressly  indicate in the body of the Letter of Credit that the definition of the "Beneficiary"  under the Letter of Credit  includes any  successor by operation of law of THE  COMPANY,  including,  without  limitation,  any liquidator,  rehabilitator,  receiver,  or conservator  for THE COMPANY;  (VI) be issued,  presentable  and payable at an office of the issuing or confirming bank within the United States;  (VII) be "clean and unconditional"  (meaning that the
              Letter of Credit makes no reference to any other  agreement,  document or entity and provides that the  Beneficiary  need only draw a sight draft under the Letter of Credit or  confirmation  and present it to promptly  obtain funds and that no other  document need be presented);  (VIII)  contain a statement  that it is not subject to any  agreement,  condition or qualification  outside the Letter of Credit  itself;  (IX) contain  a statement to the effect that the  obligation of the issuing  bank  under the  Letter of Credit is an  individual  obligation  of such bank and is in no way  contingent  upon reimbursement  with respect  thereto;  (X) be irrevocable and contain an "evergreen  clause"  (meaning that the letter of credit or  confirmation  cannot be revoked  prior to its expiry  date and that it will  automatically  renew prior to the occurrence of the expiry date unless  written  notice sent by U.S.  registered  mail has been delivered to THE COMPANY as
              Beneficiary at the notice  address  stipulated in subsection d. of this Section not less than 30 days prior to the expiry date); and (XI) state that it is subject to and governed by the laws of the State of Arizona.

c.       Each Letter of Credit must indicate that notices of non-renewal will be sent to the following  address,  or such other address as may be indicated in a notice sent by THE COMPANY to the issuing or confirming bank:

              Chief Actuary
              Pruco Life Insurance Company
              213 Washington Street
              Newark, New Jersey 07102-2992

d.       All of the Letters of Credit must, in the aggregate,  provide for a maximum amount that can be drawn  thereunder of a sum that is at least as great as THE  COMPANY  has  indicated  will be required  under the terms of this  Agreement  and under the respective  terms of all other  related  reinsurance  agreements  between THE  REINSURER and THE COMPANY for which a Risk
              Trigger Event, as defined in the respective  reinsurance  Agreements,  has occurred. The amount needed shall be an amount at least equal to the  deduction  for  reinsurance  ceded from THE COMPANY's  liabilities  for policies  ceded under this
              Agreement.  Such amount shall  include,  but not be limited to,  reinsurance  reserves  credits,  reserves for claims and losses incurred  (including  losses incurred but not reported),  loss adjustment  expenses,  and unearned  premiums.  The amount shall also include a provision  for adverse  deviation in claims and losses over the  subsequent  12-month  period that is in excess of any  conservation  already  included  in the  reinsurance  reserve  credits.  Each year on or before
              December 1, THE COMPANY will indicate to THE REINSURER the aggregate  coverage  amount needed under all of the Letters of
              Credit as well as any other  information  necessary  for THE  REINSURER  to provide THE COMPANY the  required  Letters of
              Credit prior to December 31. The cost for all Letters of Credit  furnished and  maintained  under this  Agreement will be borne solely by THE REINSURER.

e.       THE  REINSURER  and THE COMPANY  agree that any or all of the  Letters of Credit  provided  by THE  REINSURER  pursuant to the provisions of this Agreement may be drawn upon in full or in part at any time,  notwithstanding  any other  provisions in this  Agreement,  and may be utilized by THE  COMPANY or any  successor  by  operation  of law of THE COMPANY  including, without  limitation,  any  liquidator,  rehabilitator,  receiver or  conservator  of THE COMPANY for any of the following purposes:

i.       to  reimburse  THE  COMPANY for THE  REINSURER's  share of premiums  returned  to the owners of policies  reinsured  under the reinsurance agreement on account of cancellations of such policies;

ii.      to reimburse THE COMPANY for THE  REINSURER's  share of benefits or losses paid by THE COMPANY under the terms and  provisions of the policies reinsured under this Agreement;

iii.     to fund an account with THE COMPANY in an amount at least equal to the deduction,  for reinsurance  ceded,  from THE COMPANY's liabilities  for policies ceded under this Agreement.  Such amount shall include,  but not be limited to, amounts for policy reserves,  reserves for claims and losses incurred (including losses incurred but not reported),  loss adjustment expenses, and unearned premiums; and

iv.      to pay any other amounts THE COMPANY claims are due under this Agreement:

                  All of the  foregoing  will be applied  without  diminution  because of  insolvency on the part of THE COMPANY or THE
                  REINSURER.

         THE REINSURER further acknowledges and agrees that THE COMPANY or any successor by operation of law of THE COMPANY including, without limitation, any liquidator, rehabilitator, receiver or conservator of THE COMPANY may draw upon any or all of the Letters of Credit in full or in part in the event that:  (I) a notice of cancellation or non-renewal has been issued by the issuing or confirming bank under any of the Letters of Credit and THE REINSURER has not obtained one or more replacement letters of credit that satisfy all of the applicable requirements of this Section by that date which is ten days prior to the earliest expiry date of the Letter of Credit or Letters of Credit as to which notice of cancellation or non-renewal has been sent; or (II) the maximum amount that may be drawn under any of the Letters of Credit has been reduced or THE COMPANY has communicated to THE REINSURER in accordance with the provisions of subsection d. of this Section a need to increase the aggregate amount available under all of the Letters of Credit and THE REINSURER has not obtained one or more replacement Letters of Credit or one or more additional Letters of Credit so that all issued and outstanding Letters of
         Credit that will remain in effect provide for coverage in an amount sufficient to meet the requirements of subsection d. of this Section.

15.      FUNDS WITHHELD PROVISIONS

a.       Under the circumstances  described in the last paragraph of Section 23 of this Agreement or under the circumstances  described in Section 12 of this  Schedule A, THE  REINSURER  may provide to THE  COMPANY for the entire term of this  Agreement  an amount of cash to be held on deposit ("Funds  Withheld") with respect to all the amounts  recoverable  from THE REINSURER under this  Agreement so as to avoid  triggering  THE  COMPANY's  right of recapture  under  Section 20. If THE REINSURER elects to do so, the Funds Withheld must satisfy the requirements of subsections b., c., d., and e.

b.       The Funds  Withheld must be an amount that is at least as great as what THE COMPANY has indicated  will be required under this
              Agreement and all other  related  reinsurance  agreements  between THE REINSURER and THE COMPANY for which a Risk Trigger
              Event, as defined in the respective reinsurance  Agreements,  has occurred.  Approximately fifteen days following the end of each  calendar  quarter,  THE COMPANY will  indicate to THE  REINSURER the amount of funds needed as well as any other information necessary for THE REINSURER to provide THE COMPANY the required Funds Withheld within fifteen days.

              The amount of funds needed shall be an amount at least equal to the deduction for reinsurance ceded from THE COMPANY's liabilities for policies ceded under this Agreement.  Such amount shall include, but not be limited to, reinsurance reserves credits, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums.  The amount shall also include a provision for adverse deviation in claims and losses over the subsequent 3-month period that is in excess of any conservation already included in the reinsurance reserve credits.

              THE  REINSURER  will  provide on or before a date  agreed to by the  parties  funds that equal 103% of the most  recently communicated  amount  needed.  In addition,  THE REINSURER  shall provide future  additional  funds so as to maintain the value of the Funds  Withheld at all times equal to 103% of the required  amount  needed.  THE REINSURER will provide such funds within fifteen days of receiving notification of the amount needed.

c.       THE REINSURER  and THE COMPANY agree that any Funds  Withheld  provided by THE  REINSURER  pursuant to the  provisions of this
              Agreement may be drawn upon by THE COMPANY in full or in part at any time,  notwithstanding  any other provisions of this
              Agreement,  and may be utilized by THE COMPANY or any  successor  by operation  of law of THE COMPANY  including  without limitation, any liquidator, rehabilitator, receiver or conservator of THE COMPANY for any of the following purposes:

i.       to  reimburse  THE COMPANY  for THE  REINSURER's  share of premium  returned  to the owners of  policies  reinsured  under the reinsurance agreement on account of cancellations of such policies;

ii.      to reimburse THE COMPANY for THE  REINSURER's  share of benefits or losses paid by THE COMPANY under the terms and  provisions of the policies reinsured under this Agreement;

iii.     to pay any other amounts THE COMPANY claims are due under this Agreement:

       All of the foregoing will be applied without diminution because of insolvency on the part of THE REINSURER.

d.       At the end of each calendar quarter, THE COMPANY will credit interest on the Funds Withheld during the previous quarter.
              The amount of interest that THE COMPANY will credit will be based on the average amount of Funds Withheld over the quarter.  The interest rate will be equal to the sum of the London Interbank Office Rate, U.S. Denomination-Fixed
              Twelve-month, (LIBOR) as of the beginning of the calendar quarter, plus 90 basis points.

e.       THE COMPANY agrees to return to THE REINSURER any Funds Withheld which are in excess of the actual amounts required.

              The Funds Withheld shall remain in effect until the later of the  termination of this  Reinsurance  Agreement or the full satisfaction  and discharge of any and all liabilities and obligations  owed by THE REINSURER to THE COMPANY,  unless THE
              REINSURER  and THE COMPANY  mutually  agree in writing to terminate  the Funds  Withheld at an earlier date. If any Funds
              Withheld  remain after the parties have  mutually  agreed in writing to terminate the Funds  Withheld,  THE COMPANY shall remit such  amounts  plus any  interest  due  thereon to THE  REINSURER  within 15 days of the  termination  of the Funds
              Withheld.

16.      TRUST AGREEMENT PROVISIONS:

a.       Under the circumstances described in the last paragraph of Section 23 of this Agreement or under the circumstances described in Section 12 of this Schedule A, THE REINSURER may enter into, and maintain during the entire term of this Agreement, a Trust Agreement to establish a trust account securing the Credit Amount (as defined in subsection b. below), so as to avoid triggering THE COMPANY's right of recapture under Section 20.  If THE REINSURER enters into a Trust Agreement to establish a trust account securing the Credit Amount, the Trust Agreement must satisfy the requirements of subsections b., c., d., e., f., g., h. and i. below.  The trustee of the Trust shall be a "Qualified Financial
                Institution" as defined in A.R.S. § 20-261.03.

b.       Fifteen days prior to the end of each calendar quarter or at any other time, THE COMPANY will determine and communicate the
                Credit Amount to THE REINSURER   The Credit Amount shall be an amount at least equal to the deduction for reinsurance ceded from THE COMPANY's liabilities for policies ceded under this Agreement.  Such amount shall include, but not be limited to, reinsurance reserves credits, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums.  The amount shall also include a provision for adverse deviation in claims and losses over the subsequent 3-month period that is in excess of any conservation already included in the reinsurance reserve credits. THE COMPANY will communicate this amount to THE REINSURER in order to enable THE REINSURER to ensure that the Trust is maintained with a sufficient balance.  All costs and expenses of maintaining the trust will be borne by THE REINSURER and will not be paid by any of the Assets held in the Trust.

c.       THE REINSURER will deposit into the Trust on or before a date agreed to by the parties Assets that cause the market value of the trust to meet or exceed 103% of the most recently communicated Credit Amount.  In addition, as provided by the
                Trust Agreement, THE REINSURER shall make future additional deposits into the Trust so as to cause the market value of the trust assets at all times to meet or exceed 103% of the Credit Amount.  THE REINSURER shall make such deposit(s)
                within fifteen days of receiving notification of the Credit Amount.

d.       The assets deposited in the trust account shall be valued according to their current fair market value, and shall consist of only those instruments detailed within the Trust Agreement, provided that such investments are issued by an institution that is not a parent, subsidiary, or an affiliate of either THE COMPANY or THE REINSURER.  Upon request,
                THE COMPANY will  be entitled to a report setting forth the fair market value of the trust assets.

e.       THE REINSURER shall, prior to depositing assets with the Trustee, execute assignments, endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that THE
                COMPANY, may, whenever necessary, negotiate any such assets without consent or signature from THE REINSURER or any other entity.

f.       All settlements of account between THE COMPANY and THE REINSURER shall be made in cash or its equivalent.

g.       THE REINSURER and THE COMPANY agree that the assets in the trust account may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and be utilized and applied by THE COMPANY or any successor by operation of law of
                THE COMPANY including, without limitation, any liquidator, rehabilitator, receiver or conservator of THE COMPANY, for the following purposes:

i.       To reimburse THE COMPANY for THE REINSURER's share of premiums returned to the owners of policies reinsured under this
                           Agreement on account of cancellation of such policies;

ii.      To reimburse THE COMPANY for THE REINSURER's share of benefits or losses paid by THE COMPANY under the terms and provisions of the policies reinsured under this Agreement;

iii.     To fund an account with THE COMPANY in an amount at least equal to the deduction for reinsurance ceded from THE COMPANY's liabilities for policies ceded under this Agreement.  Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums;

iv.      To pay any other amounts THE COMPANY claims are due under this Agreement.

                  All of the foregoing will be applied without diminution because of insolvency on the part of THE COMPANY or THE
                  REINSURER.

                  THE  COMPANY  agrees to return to THE  REINSURER  any  amounts  withdrawn  which are in excess of the actual  amounts required for i, ii and iii above,  or in the case of iv, such  amounts  that are in excess of the amounts  ultimately determined to be due under this Agreement.  In addition, THE COMPANY shall make interest payments to THE REINSURER on amounts withdrawn  pursuant to item (iii) above, to the extent such interest is not needed to be retained to maintain the account at the Credit  Amount.  The rate of interest  charged  will be equal to MOODY's  30-Day AAA Rate,  but no greater than the Prime Rate of interest as published in Federal  Reserve  Bulletin.  The MOODY's  30-Day AAA Rate and
                  the Prime Rate shall be determined on the first business day of each month in which interest is payable.

                THE REINSURER shall have the right to seek approval from THE COMPANY to withdraw from the trust account a portion of the assets contained therein and to  transfer such assets to THE REINSURER, provided that after such withdrawal and transfer, the market value of the trust account is no less than one hundred and three percent (103%) of the  Credit
                Amount most recently communicated by THE COMPANY to THE REINSURER. THE COMPANY should be the sole judge as to the applicability of the provision, but it shall not unreasonably or arbitrarily withhold its approval.

h.       The Trust shall remain in effect until the later of the termination of this Reinsurance Agreement or the full satisfaction and discharge of any and all liabilities and obligations owed by THE REINSURER to THE COMPANY, unless THE REINSURER and THE COMPANY mutually agree in writing to terminate the Trust at an earlier date. Notwithstanding any  provision contained in the Trust Agreement, THE REINSURER shall not seek to terminate the Trust unless it has written permission from THE COMPANY. THE COMPANY shall not arbitrarily or unreasonably withhold such permission if another form of collateral acceptable to THE COMPANY is provided by THE REINSURER for the Credit Amount. Upon termination of the Trust by mutual agreement or full satisfaction and discharge of any and all liabilities and obligations owed by THE
                REINSURER to THE COMPANY under this Agreement, any remaining assets shall be transferred to THE REINSURER.

i.       Prior to THE REINSURER's establishing or funding the Trust, THE COMPANY shall submit the Trust Agreement to applicable state regulatory authorities for approval, if any such approvals are required by state insurance law or regulations.  THE
                COMPANY shall promptly inform THE REINSURER of such approval or of any changes to such documents required by regulatory authorities.

17.      RISK RETENTION LIMITS:

         The total amount of insurance retained on an individual life for THE COMPANY and its affiliates will not exceed the risk retention limits in the following tables.

         Non-Smoker:

                -------------------- -------------------------- -------------------------- --------------------------
                Issue Age            No Substandard Rating      Class A-D                  Class E-H
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      0 - 65                $30,000,000                $25,000,000                $15,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      66 - 70               $25,000,000                $20,000,000                $13,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      71 - 75               $15,000,000                $12,000,000                $10,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      76 - 80               $13,000,000                $10,000,000                $7,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      81 - 85               $9,000,000                 $7,000,000                 $5,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      86 - 90               $4,000,000                 $3,000,000                 $2,000,000
                -------------------- -------------------------- -------------------------- --------------------------

          Smoker:

                -------------------- -------------------------- -------------------------- --------------------------
                Issue Age            No Substandard Rating      Class A-D                  Class E-H
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      15 - 65               $20,000,000                $20,000,000                $15,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      66 - 70               $15,000,000                $15,000,000                $12,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      71 - 75               $10,000,000                $10,000,000                $10,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      76 - 80               $10,000,000                $10,000,000                $6,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      81 - 85               $7,000,000                 $6,000,000                 $4,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      86 - 90               $3,000,000                 $2,000,000                 $2,000,000
                -------------------- -------------------------- -------------------------- --------------------------

                                                              SCHEDULE B

                                            AUTOMATIC AND FACULTATIVE REINSURANCE PREMIUMS
---------------------------------------------------------------------------------------------------------------------------------------

1.       STANDARD ANNUAL REINSURANCE PREMIUMS

         The standard annual  reinsurance  premiums per $1,000 of net amount at risk will be the product of the reinsurance  factor,  a grading factor and the June 14, 2001 version of the sex and smoker  distinct,  age last birthday,  2001 Valuation  Basic Table attached to this Schedule B.

         The reinsurance factors vary by underwriting basis (Fully Underwritten,  Simplified Issue,  Guaranteed Issue) and underwriting class  (Select  Preferred,  Preferred  and  Standard).  The factors for the Select  Preferred  and  Preferred  Classes will be applied to the Non-Smoker  Valuation  Basic Table rates,  and the factors for the Standard Class will be applied to the Smoker rates.

         The  standard  annual  reinsurance  factors for (1) all  cessions of automatic  reinsurance  and (2)  cessions of  facultative reinsurance in the amount of $10 million or less, are shown in the following table:

           ----------------------- --------------------- ---------------------------- ----------------------
           Underwriting Basis        Select Preferred             Preferred                 Standard
                                       (non-smoker)      ---------------------------        (smoker)
                                                                (non-smoker)
           ----------------------- --------------------- ---------------------------- ----------------------
           ----------------------- --------------------- ---------------------------- ----------------------
           Fully Underwritten              .570                     .630                      .750
           ----------------------- --------------------- ---------------------------- ----------------------
           ----------------------- --------------------- ---------------------------- ----------------------
           Simplified Issue                .540                     .630                      .690
           ----------------------- --------------------- ---------------------------- ----------------------
           ----------------------- --------------------- ---------------------------- ----------------------
           Guaranteed Issue                .640                     .730                      .800
           ----------------------- --------------------- ---------------------------- ----------------------

         The standard annual  reinsurance  factors for cessions of facultative  reinsurance in excess of $10 million,  are shown in the following table:

           ----------------------- --------------------- ---------------------------- ----------------------
           Underwriting Basis        Select Preferred             Preferred                 Standard
                                       (non-smoker)             (non-smoker)                (smoker)
           ----------------------- --------------------- ---------------------------- ----------------------
           ----------------------- --------------------- ---------------------------- ----------------------
           Fully Underwritten              .627                     .693                      .825
           ----------------------- --------------------- ---------------------------- ----------------------
           ----------------------- --------------------- ---------------------------- ----------------------
           Simplified Issue                .594                     .693                      .759
           ----------------------- --------------------- ---------------------------- ----------------------
           ----------------------- --------------------- ---------------------------- ----------------------
           Guaranteed Issue                .768                     .876                      .960
           ----------------------- --------------------- ---------------------------- ----------------------

         The grading factors vary by underwriting basis (Fully Underwritten,  Simplified Issue,  Guaranteed Issue) and duration and are shown in the following table:

           ---------- ---------------------------- --------------------------- -----------------------------
           Policy                Fully                     Simplified                   Guaranteed
             Year            Underwritten                    Issue                        Issue
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               1                100.00%                     150.00%                      175.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               2                100.00%                     147.50%                      171.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               3                100.00%                     145.00%                      167.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               4                100.00%                     142.50%                      163.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               5                100.00%                     140.00%                      160.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               6                100.00%                     137.50%                      156.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               7                100.00%                     135.00%                      152.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               8                100.00%                     132.50%                      148.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               9                100.00%                     130.00%                      145.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              10                100.00%                     127.50%                      141.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              11                100.00%                     125.00%                      137.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              12                100.00%                     122.50%                      133.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              13                100.00%                     120.00%                      130.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              14                100.00%                     117.50%                      126.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              15                100.00%                     115.00%                      122.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              16                100.00%                     112.50%                      118.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              17                100.00%                     110.00%                      115.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              18                100.00%                     107.50%                      111.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              19                100.00%                     105.00%                      107.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              20                100.00%                     102.50%                      103.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              21+               100.00%                     100.00%                      100.00%
           ---------- ---------------------------- --------------------------- -----------------------------

2.       SUBSTANDARD ANNUAL REINSURANCE PREMIUMS

         For fully underwritten business, the substandard extra premiums are available on classes 4 and 6 (Non-Smoker and Smoker).
         For Simplified Issue contracts, the substandard extra premiums are available for all underwriting classes.  For substandard issues, the substandard extra reinsurance premium (plus any flat extra) is payable for 20 years.  After this period, the base reinsurance premium (plus any flat extra) is payable until the end of the premium paying period.

         The  substandard  extra  annual  reinsurance  premiums  per  $1,000 for  substandard  issues  will be the  product of the base reinsurance  premiums  per  $1,000  and the  factor  for the  appropriate  rating  class.  The  factor is a product of the 95%
         substandard  adjustment  percentage and the substandard  mortality  multiple for the rating class. Note that this is the total premium rate, including both the base and substandard extra premium rates.

         The factors (after the 95% adjustment mentioned above) applicable for the first 20 policy years are as follows:

                             ---------------------- ------------------------
                                 Special Class              Factor
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       A                     1.330
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       B                     1.568
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       C                     1.805
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       D                     2.138
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       E                     2.613
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       F                     3.088
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       G                     3.563
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       H                     4.275
                             ---------------------- ------------------------

3.      FLAT EXTRA REINSURANCE PREMIUMS

        The flat extra reinsurance premium per $1,000 will be the product of flat extra premiums charged by THE COMPANY and the factors in the following table:

                 --------------------------------------------------------------
                        Permanent Flat Extra Premiums (i.e., for more than 5
                                           years duration)
                 --------------------------------------------------------------
                            First year                      .25
                 --------------------------- ----------------------------------
                 --------------------------- ----------------------------------
                           Renewal year                     .90
                 --------------------------- ----------------------------------

                 --------------------------------------------------------------
                          Temporary Flat Extra Premiums (i.e., for 5 years
                                          duration or less)
                 --------------------------------------------------------------
                            All years                       .90
                 --------------------------- ----------------------------------

4.      AGE BASIS

        Age Last Birthday

5.      PREMIUM TAXES

        Premium taxes are not reimbursed.

6.         CURRENCY

        All amounts are in U.S. Dollars.